Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Weatherford International plc:

We consent to the incorporation by reference in the registration statement (No. 333-194431) on Form S-3 and (Nos. 333-13531, 333-36598, 333-48320, 333-81678, 333-81676, 333-112378, 333-134425, 333-167959, and 333-181664) on Form S-8 of Weatherford International plc of our report dated February 17, 2015, with respect to the consolidated balance sheets of Weatherford International plc as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2014, and the related financial statement schedule for each of the years in the two-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Weatherford International plc.

/s/ KPMG LLP

Houston, Texas
February 17, 2015